Exhibit 99.2

Warner Chilcott files new lawsuit for Infringement of DORYX® Patent

Hamilton, Bermuda - March 19, 2009. Warner Chilcott Limited (Nasdaq: WCRX) announced today that one of its subsidiaries and Mayne Pharma International Pty. Ltd. (“Mayne”) have filed a second lawsuit against Impax Laboratories, Inc. (“Impax”) in the District Court for the District of New Jersey for infringement of Mayne’s U.S. Patent No. 6,958,161 (the “‘161 Patent”) which covers DORYX, a tetracycline-class oral antibiotic. The lawsuit is in response to the submission of an Abbreviated New Drug Application (“ANDA”) to the U.S. Food and Drug Administration (“FDA”) by Impax requesting approval to manufacture and sell a generic version of DORYX 150 mg delayed-release tablets prior to the expiration in 2022 of the ‘161 Patent. Warner Chilcott previously announced, in December 2008, the filing of a lawsuit against Impax in response to Impax’s submission of an ANDA requesting approval to manufacture and sell generic versions of DORYX 100 and 75 mg delayed-release tablets. Warner Chilcott markets and sells DORYX delayed-release tablets in 150, 100 and 75 mg strengths in the United States under a license agreement with Mayne.

Warner Chilcott and Mayne intend to vigorously defend the ‘161 Patent and pursue their legal rights. Warner Chilcott believes that the FDA will stay approval of Impax’s generic version of DORYX 150 mg delayed-release tablets for up to 30 months, while the case is pending in the District Court.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare and dermatology segments of the U.S. pharmaceuticals market. The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-G.

Read more on www.warnerchilcott.com.

Company Contact:	Rochelle Fuhrmann
Investor Relations
973-442-3281
rfuhrmann@wcrx.com

Warner Chilcott’s Forward Looking Statements:

This press release contains forward-looking statements, including statements concerning our operations, our anticipated economic performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facilities; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.